UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 10, 2004

                         American Financial Realty Trust
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               (Exact Name of Registrant as Specified in Charter)

   Maryland                         1-31678                      02-0604479
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(State or Other                 (Commission File                (IRS Employer
Jurisdiction of                      Number)                 Identification No.)
Incorporation)

          1725 The Fairway
           Jenkintown, PA                                          19046
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(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (215) 887-2280


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Item 9. Regulation FD Disclosure.

Letter of Understanding to Acquire 7.5 Million Square Foot Portfolio From Bank of America, N.A.

      On May 7, 2004, the Company and Bank of America, N.A. (the "Seller") entered into a letter of understanding regarding the Company's purchase of a portfolio of 263 properties, aggregating 7.5 million square feet, from the Seller. The portfolio described in the letter of understanding includes 179 bank branches and 84 office buildings, which the Company will purchase for aggregate consideration of approximately $546 million. The proposed transaction contemplates that the Seller will lease back from the Company approximately 63.5% of the space in the portfolio for a term of 15 or 20 years (at the option of the Seller) at an annual triple net rental rate equal to between approximately 8.4% and 8.55% of the Company's purchase price for the leased space, depending on the term selected. The Seller is also expected to occupy an additional approximately 7% of the portfolio for up to 18 months, at an annual rent equal to operating expenses plus $1.00 per square foot. An additional approximately 11% of the portfolio is currently leased to third party tenants, while the remaining approximately 15% of the portfolio will be acquired vacant.

      The letter of understanding provides for certain additions to, or subtractions from, the portfolio (and from the seller's occupancy within the portfolio) prior to the execution of a definitive agreement of sale, subject to the limitation that such changes not alter the purchase price by more than 10%. The purchase price may also be adjusted by the cost of certain capital improvements to be made by the seller prior to the execution of a definitive agreement of sale, including, but not limited to, the cost of new exterior signage at those properties acquired by the Seller in its merger with FleetBoston Financial Corporation. The letter of understanding contemplates that the Seller will have certain termination rights with respect to a portion of its leased space and also have rights to vacate space within the portfolio while simultaneously commencing occupancy at other properties owned by the Company.

      Based on the portfolio described in the letter of understanding, and based on certain lease-up, property sale and other assumptions made by the Company, the Company currently expects to achieve an average annual capitalization rate (total revenues less property operating expenses, divided by gross purchase price as adjusted for property sales) of approximately 9.25% on the portfolio over the initial 20 year term of the Seller's leases, or approximately 9.0% assuming the Seller selects an initial 15 year lease term.

      The Company expects to complete a definitive agreement of sale regarding this portfolio within 15 days. The Company will have a 60 day period following the signing of the definitive agreement of sale to complete its due diligence investigation of the properties in the portfolio. The letter of understanding contemplates closing of the transaction on or before July 31, 2004.

      The letter of understanding is non-binding and there can be no assurance that the transaction contemplated by the letter of understanding will be completed.

      The information contained in Item 9 under this Current Report on Form 8-K is furnished and shall not be deemed "filed" for the purposes of, or otherwise subject to, the liabilities under Section 18 of the Securities Exchange Act of 1934. The information contained in Item 9 under this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Registrant under the Securities Act of 1933.

      This document contains forward-looking statements regarding the anticipated revenues and yields relating to these portfolio acquisitions and the occurrence of transaction closings. You may identify some of these forward-looking statements by the use of the words such as "anticipate" and "expect." The forward-looking statements in this document may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, unless required by law, we do not intend to update publicly any forward-looking statements. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 AMERICAN FINANCIAL REALTY TRUST

                                                 By: /s/ Edward J. Matey Jr.
                                                     ---------------------------
                                                     Edward J. Matey Jr.
                                                     Senior Vice President and
                                                     General Counsel

Dated: May 10, 2004